UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 1, 2021
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FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
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Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
333 Bush Street, Suite 2700
San Francisco, CA 94104
(Address of principal executive offices, including zip code)
(415) 616-1000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
__________________
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
—	—	—
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In an at-large election concluded on December 1, 2021, the participating members of the Federal Home Loan Bank of San Francisco (“Bank”) elected nonmember independent directors David Adame and
Banafsheh Akhlaghi, to new terms on the Bank's board. In addition, the participating California members of the Bank re-elected incumbent California member directors Marangal (Marito) I. Domingo, chief financial officer and chief credit officer, First Technology Credit Union, San Jose, California, and Joan C. Opp, president and chief executive officer, Stanford Federal Credit Union, Palo Alto, California to new terms as California member directors on the Bank's board. Each of these positions has a four-year term beginning January 1, 2022, and ending December 31, 2025. The Bank's board usually appoints directors to its committees in December each year. In accordance with Federal Housing Finance Agency regulations, compensation for service on the Bank's board for these directors will be subject to the Bank's annual Director Compensation and Expense Reimbursement Policy.

The Bank issued a press release announcing the election results. The press release is furnished as Exhibit 99.1 to this report. The information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Bank's 2021 director elections were conducted online. No in-person meeting of the members was held. With respect to the at-large election concluded on December 1, 2021, two candidates, David Adame, president and chief executive officer, Chicanos Por La Causa Inc., Phoenix, Arizona, and Banafsheh Akhlaghi, outside general counsel and founder, Akhlaghi Law, Mill Valley, California were nominated by the Bank’s board to run for two nonmember independent director positions. Of the 340 institutions eligible to vote in the at-large election, 157 participated, casting a total of 7,534,768 votes, of which Mr. Adame received 3,961,988 votes (representing 32.62% of total eligible voting shares) and Ms. Akhlaghi received 3,572,780 votes (representing 29.41% of total eligible voting shares). Mr. Adame and Ms. Akhlaghi were elected.

Institutions eligible to vote in the 2021 California member director elections nominated three candidates for two California member director positions to be filled in the 2021 California member director elections. Of these three candidates, incumbents Marangal (Marito) I. Domingo, chief financial officer and chief credit officer, First Technology Credit Union, San Jose, California, and Joan C. Opp, president and chief executive officer, Stanford Federal Credit Union, Palo Alto, California , received the most votes cast and were elected. Of the 280 institutions eligible to vote in the 2021 California member director election, 136 participated, casting a total of 18,664,075 votes, of which Ms. Opp received 5,070,481 votes, Mr. Domingo received 4,456,283 votes and Mr. Bystry received 1,602,543 votes.

The table below shows the number of votes that each candidate received in the 2021 election for the California member director positions:

Name	Member	Votes
Douglas J. Bystry	President and Chief Executive Officer, Clearinghouse CDFI, Lake Forest, California (FHFA Id 54943)	1,602,543
Marangal (Marito) I. Domingo	Chief Financial Officer and Chief Credit Officer, First Technology Federal Credit Union, San Jose, CA (FHFA Id 13672)	4,456,283
Joan C. Opp	President and Chief Executive Officer, Stanford Federal Credit Union, Palo Alto, CA (FHFA Id 12985)	5,070,481

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

	99.1	News Release, dated December 2, 2021, issued by the Federal Home Loan Bank of San Francisco

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: December 3, 2021	By:	/s/ Teresa Bryce Bazemore
Teresa Bryce Bazemore President and Chief Executive Officer